                         (Form of Face of Certificate)
                    EQUIPMENT LEASING CORPORATION OF AMERICA
                               DEMAND CERTIFICATE

CERTIFICATE NO.                                             ISSUE DATE

    Equipment Leasing Corporation of America, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


, or its registered assigns, the principal sum of


Dollars on the fifth business day of the month after the month during which demand by Holder is received by the Company to pay or, at the election of the Holder named above, accrue interest thereon at the rate of at least 1% above the annualized interest rate paid on six-month United States Treasury Bills sold on the first day of the month, or if there is no auction on that day, the interest rate established at the last auction prior to the first day of the month. Interest is to be paid or accrued monthly on the 10th calendar day of the month for the prior month or part thereof. The percentage above the six month United States Treasury Bill is to be determined at the beginning of the month by Company Order (or in the absence of any such order, such percentage shall be deemed to be 1%), until the principal hereof and accumulated interest thereon is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to Registered Holder of this Certificate (or one or more Predecessor Certificates, as defined in such Indenture) at the close of business on the Regular Record Date for such interest payment which shall be the fifteenth of the preceding month (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date of and may be paid to the Registered Holder of this Certificate (or one or more Predecessor Certificates) at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of certificates not less than 10 days prior to such special record date, or may be paid any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Certificate will be made at the office or agency of the Company maintained for that purpose in the City of Bethlehem, Commonwealth of Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Registered Holder as such address shall appear in the Certificate Register.
    Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
    IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed under its corporate seal.


This is one of the Certificates        EQUIPMENT LEASING CORPORATION OF AMERICA
referred to in within-mentioned
indenture.                             Date:
FIRST VALLEY BANK as Trustee

                                       By:-------------------------------------
By:-------------------------------                                    President
                Authorized Officer

                                       Attest:---------------------------------
SEAL                                                                  Secretary






!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

- -------------------------------------------------------------------------------
        (NAME AND ADDRESS OF TRANSFEREE MUST BE PRINTED OR TYPEWRITTEN)


the within Certificate of EQUIPMENT LEASING CORPORATION OF AMERICA, and hereby constitutes and appoints --------------------------------------------------- Attorney
     to transfer the same on the books of said Company.

     Dated:------------------------------      -------------------------------

     WITNESS:----------------------------

!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!

                        (Form of Reverse of Certificate)
                    EQUIPMENT LEASING CORPORATION OF AMERICA

                               DEMAND CERTIFICATE

    This Certificate is one of a duly authorized issue of Certificates of the Company (herein called the "Certificates") issued and to be issued under an Indenture dated April xx, 1996 (herein called the "Indenture") supplemental to indentures dated as of August 18, 1993, August 17, 1990, September 13, 1989, September 20, 1988, September 19, 1987, and August 5, 1986 between the Company and First Valley Bank as Trustee (herein called the "Trustee") which term includes any successor trustee under the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Certificates, and for the terms upon which the Certificates are, and are to be, authenticated and delivered.

    The Certificates are subject to redemption at any time by the Company, upon not less than 60 days' notice by mail (or such shorter period as directed by Company Order), at a Redemption Price equal to their principal amount, together with accrued interest to the Redemption Date (but interest installments whose Stated Maturity is on the Redemption Date will be payable to the Holders of such Certificate, or one or more Predecessor Certificates, of record at the close of business on the relevant Record Date referred to on the face hereof), all as provided in the Indenture.
    In the event of redemption of this Certificate in part only, this Certificate shall be reissued for the unredeemed portion hereof in the name of the Holder hereof under the same terms and conditions contained herein, and the Company shall make such necessary entry or entries on its books of record to record any partial redemption hereof.
    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Registered Holders of the Certificates under the Indenture at any time by the Company and the Trustee. No such amendment, without the consent of each of the holders of the aggregate principal amount of the Certificates at the time Outstanding, as defined in the Indenture, shall reduce the principal amount of or interest on any Certificate, change the maturity date of the principal, the interest payment dates or other terms of payment, reduce the percentage of holders necessary to modify or alter the Indenture, or waive any default under the Indenture. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Certificates at the time outstanding, as defined in the Indenture, on behalf of the holders of all the Certificates, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Certificate shall be conclusive and binding upon such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.
    No reference herein to the Indenture and no provision of this Certificate or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Certificate at the times, places and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, this Certificate is transferrable on the Certificate Register of the Company, upon Surrender of this Certificate for registration of transfer at the office or agency of the Company in the City of Bethlehem, Commonwealth of Pennsylvania, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
    The Certificates are issuable only in registered form without coupons in a minimum denomination of $100 and any additional amount as approved by the Company. As provided in the Indenture and subject to certain limitations therein set forth Certificates are exchangeable for a like aggregate principal amount of Certificates of a different authorized denomination, as requested by the Holder surrendering the same.
    No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, whether or not this Certificate is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.